Exhibit 10.9

音频卡生产准备服务合同

Service Agreement of Audio Cards Manufacture Preparation

甲方:武汉天喻信息产业股份有限公司

Party A: Wuhan Tianyu Information Industry Co., Ltd.

乙方: 深圳前海卓智长天科技有眼公司

Party B: Shenzhen Qianhai Exce-card Technology Co., Ltd.

根据《中华人民共和国合同法》的规定，本服务合同(以下简称“本合同”)由武汉天喻信息产业股份有限公司 (以下简称“甲方”)与深圳前海卓智长天科技有限公司(以 下简称“乙方”)，甲、乙双方本着平等、自愿、诚实信用的原则，经充分协商，就乙方 为甲方提供音频卡生产准备等相关技术服务事宜订立本合同，以兹双方共同遵守。

According to Contract Law of People’s Republic of China, this Service Agreement (hereinafter this “Agreement”) is entered into by and between Wuhan Tianyu Information Industry Co., Ltd. (hereinafter “Party A”) and Shenzhen Qianhai Exce-card Technology Co., Ltd. (hereinafter “Party B”) based on the sufficient negotiation and the principle of equality, voluntary and honesty. The purpose of the Agreement is that Party B provides Party A with services and technologies related to the preparation of manufacturing of audio cards. Both parties shall be bound by the Agreement.

第一条总则

Section One: Preliminary Statement

甲方是根据中国法律正式成立、有效存续、正常经营的公司，并具备签署和履行本合同的全部授权。 乙方是根据中国法律成立的有效存续、正常经营的公司，并己获得为签署和履行本合同的全部授权和资质，保证其履行本合同的所有规定不会违背法律规定，不会侵犯第三人的合法权益。

Party A is a company duly organized, validly existing and in good standing under the laws of China. It has the authority to sign this Agreement and perform duties hereunder. Party B is a company duly organized, validly existing and in good standing under the laws of China. It has the authority to sign this Agreement and perform duties hereunder.  Party B warrants that the performance of its contract duties will not violate any laws or regulations, nor will it infringe a third party’s legal rights.

第二条合同期限

Section Two: Duration

本合同期限为2015年5月1至2016年5月1日。如果在2016年5月1日存在正在进行且尚未完成的服务内容，本合同执行时间延续至乙方完成本次服务内容并己完成音频卡银行卡检测中心检测通过之日为止。

The duration of this Agreement is from May 1, 2015 to May 1, 2016. In the event that by May 1, 2016, there exists ongoing and unfinished services under this Agreement, this Agreement shall be extended to such services are fully performed by Party B, and that audio bank cards will have passed the test by the testing center.

第三条服务内容及服务费用

Section Three: Contents and Expenses of the Service

1、            服务概要:乙方向甲方公司提供音频卡层压封装的工艺指导提供音频卡层压封装的工艺指导,以及提供一定数量用于生产测试的电路板，确保甲方完成符合甲方要求的音频卡生产准备， 并制造出合格的成品卡。

1.	General obligations:

Party B shall provide Party A with technical guidance, technical supports on audio card lamination packaging technologies as well as numbers of certain number of circuit boards for production and test. Party B also assists with Party A with the preparation and the production of qualified audio cards.

2、       具体内容:

2. Detailed obligations

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(1)、提供用来辅助层压测试的 510 片电路板 (提供 60 张 Inlay 测试大板，其中30 张大板每张包含 5 片电路板，另外 30 张每张包含 12 片电路板)。

(1) Party B shall provide 510 circuit boards to assist with the lamination test (provides 60 large Inlay testing boards, respectively contain 5 circuit boards and the other 30 boards shall respectively contain 12 circuit boards).

(2) 、提供用来测试封装及送检资质认证的 500 片电子电路板

(2) Party B shall provide Party A with 500 circuit boards for the purpose of testing the packaging and qualification application.

(3) 、10 个工作日的外派工程师当地技术支持(派出 1 名工程师具体负责在制卡工 厂里进行电路板的层压封装工作的技术指导，此项工作不少于 10 个工作日)。

(3) Party B shall provide Party A with local technology support of assigned engineers for 10 business days (assign one engineer to be responsible for the technical support for the work of circuit boards laminated packaging in the factory, within the period of no less than 10 business days .

(4) 、提供为期 12 个月的电话以及电邮技术协助

(4) Party B shall provide Party A with phone and email technical support for 12 months starting from the date when the engineer is assigned to the factory.

(5) 、工作结束后，将会就层压封装的测试情况提交一封完整的说明报告

(5) Upon completion of the work, Party B shall submit a complete and comprehensive test report of laminated packaging to Party A.

(6) 、提供音频卡个人化指导和帮助

(6) Party B shall provide Party A with personal guidance and assistance regarding the audio cards production.

(7) 、协助建立音频卡生产工艺流程，制造出成品卡送检卡检测中心并通过检测。

(7) Party B shall assist Party A with establishing a technical procedure of audio cards production, manufacture sample cards, send them over to cards testing center and pass the test.

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3. 服务费用及支付方式

3. Service fee and the method of payment

(1)本项目服务费用: ￥150,000 元整，大写金额:拾伍万元整。

The service fee of this project is RMB 150,000. Amount spelt out: One Hundred and Fifty Thousand RMB.

(2) 支付方式:

在本合同签订生效后，甲方收到乙方开具的符合国家规定的等额增值税专用发票后，甲方向乙方支付合同总价的 80% ， (即￥120,000 元整，大写金额: 拾贰万元整) ; 在本合同服务完成后，并且甲方收到乙方开具的符合国家规定的等额增值税专用发票后，甲方向乙方支付合同总价的 20% ， (即￥30,000 元整，大写金额: 叁万元整)。 电汇汇至乙方指定如下账户名称: 深圳前海卓智长天科技有限公司 开户行及帐号:中国银行深圳东滨路支行7692 6201 6518

(2) Method of Payment:

After the execution of the agreement, when Party A receives Special Invoices of Value-Added Tax in right amount from Party B in accordance with Chinese laws and regulations, Party A shall make the payment of 80% of the contract price (i.e. RMB 120,000, amount spelt out: RMB One Hundred and Twenty Thousand). Upon the completion of the Agreement and after Party A Special Invoices of Value-Added Tax in right amount from Party B in accordance with Chinese laws and regulations, Party A shall make the payment of 20% of the contract price (i.e. RMB 30,000, amount spelt out: RMB Thirty Thousand) to Party B. The payment shall be made via wire transfer to the following designated account by Party B: Shenzhen Qianhai Exce-card Technology Co., Ltd., Bank of Deposit and Bank Account: Bank of China, Branch of Shenzhen Dongbing Road, 769262016518.

4. 服务完成标准

4. Standard for Completion of Performance

本服务合同完成标准:向甲方提交一份完整的工艺说明报告，并且协助甲方制造出成品卡送检银行卡检测中心并通过检测。

Standard for completion of performance: Party B shall provide a comprehensive report and instructions on the technology, help Party A to manufacture sample cards, send the cards to the bank card testing center, and finally arrange the cards to pass the test.

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第四条 双方责任

Section Four: Liability of the Parties

1、甲方责任

1. Liabilities of Party A

(1)甲方按照双方协商的服务计划提供完成本服务所需环境，包括音频卡产品生产线及生产人力资源。

(1) Party A shall provide the environment needs to complete this service according to the service plan negotiated by both parties, includes production line of audio card productions and manufacturing human resources.

(2) 甲方向乙方提供并允许乙方为工作目的而使用的双方商议确认的信息、数据、 资料;

(2) Party A shall provide Party B with information, data and materials negotiated and agreed upon by Parties, and allow Party B to use them for the purpose of work.

2、乙方责任

2. Liabilities of Party B

(1)乙方应严格按照合同和计划书规定的工期和进度要求完成任务，并承诺尽其最大努力，提供甲方所需服务。如果在乙方无法充分调配人和物的资源下，乙方可与甲方协商调整既定计划。乙方将会以书面形式提前 5 个工作日内告知甲方。在发出通知后，乙方将全力调整资源，确保计划按照原来的工作方式进行，并达到甲方所提出的质量标准。

(1) Party B should complete the task strictly in accordance to the required schedule and process in the agreement and plan, and promise to make the best effort to provide service needed by Party A. If Party B cannot fully satisfy the needs of human and material resources, Party B can negotiate with Party A to adjust the agreed plan. Party B shall notice Party A in writing within five business days in advance. After notification, Party B will make full effect to adjust resources, to make sure that the plan can proceed in accordance with original methods, and the products meet the qualify standard set forth by Party A.

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(2) 乙方负责完成本合同规定的服务内容，并及时提交相应的技术文档。乙方尽其最大努力进行技术支持，并且不以其他方式故意降低产品质量或者改变服务的方式的情况下，由于甲方自身或其他外因而使得甲方没有达到预期的工艺质量，乙方不予负责。

(2) Party B has the responsibility to complete service provided in this agreement, and provide corresponding technical documents timely. Party B will make the best effort to provide technical support, and will not be responsible for underqualification of the technic attributes to Party A itself and other external causes if Party B do not reduce product quality intentionally by other methods or change the service.

第五条知识产权

Section Five: Intellectual property

1、本合同使用的材料以及技术专长、技术秘密以及技术资料等知识产权归乙方所有，乙方可以在其他地方使用该项技术专长。

1. Material and technical expertise, technical secrets and technical documents and other intellectual property used under this agreement are owned by Party B, Party B can use this technical expertise in other places.

2、乙方保证其完成并提交甲方的技术成果未侵害任何第三人的合法权利，否则乙方 应解决一切由此导致的纠纷，并赔偿甲方的全部损失。

2. Party B guarantees that the technological achievements completed by Party B and provided to Party A do not harm legal rights of any third party, Party B should resolve any dispute result from this, and compensate all loss of Party A.

第六条保密条款

Section Six: Confidentiality

1、双方对因履行本合同而获悉的另一方的商业信息和技术资料(包括但不限于与本合同所涉项目有关的方案、价格、管理等商业信息以及技术资料)负有保密义务。

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1. Parties have confidentiality obligations for business information and technical documents obtained by performing this agreement (including but not limited to plan, price, management and other business information and technical documents related to the projects under this agreement).

2、甲方只能以本合同约定的方式和目的使用乙方提供的商业信息和技术资料。未经乙方书面允许，甲方不得以其他方式和目的使用乙方提供的商业信息和技术资料，更不 得将该等信息和资料透露给第三方，但本合同或双方另有约定的除外。

2. Party A can only use the business information and technical documents provided by Party B by the method and for the purpose agreed in this agreement. Without written approval, Party A shall not use the business information and technical documents provided by Party B by other methods and for other purposes, and shall not disclose these information and documents to a third party, unless otherwise agreed in this agreement or by both parties.

3、未经乙方书面允许，甲方不得将本次技术服务取得的任何技术成果提供或透露给第三方使用。

3. Without written approval by Party B, Party A shall not disclose any technological achievements obtained from this technical services to a third party.

4、未经甲方书面允许，乙方不得将本合同的签署情况及全部内容、本合同涉及甲方商业和技术秘密透露给第三方，但乙方根据本合同约定提供的技术服务涉及的相关技术除外。

4. Without written approval by Party A, Party B shall not disclose the execution of this agreement and any of its contents, business and technical secrets of Party A related to this agreement to a third party, but exclude technology related to the technical service provided by Party B in accordance of this agreement.

5、双方履行前述保密义务的期限为，自获得对方相关信息和资料之日起直至对方书 面同意解除此项义务，或相关信息和资料内容已被公开、公布而不成为秘密之日止。

5. The term for both parties to fulfill the above-mentioned confidentiality obligation is from the day when the receive related information and documents of the other party until written approval by the other party to release this obligation, or until related information and documents are being disclosed and published and are no longer secrets.

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6、任何一方违反前述保密义务，应赔偿因此给对方造成的全部损失。

6. Any party who breaches the above-mentioned confidential obligation should compensate all loss created to the other party.

7、本条款独立且持续有效，不因本合同终止或解除而终止，也不因本合同全部或部 分无效而无效。

7. This section is independent and shall continue to be effective, and shall not be terminated because of the termination or release of this agreement, and will not be void because all or part of this agreement is void.

第七条不可抗力

Section Seven: Force Majeure

1、甲方或乙方由于不可抗力的原因不能履行合同时，应及时向对方通报不能履行或不能完全履行的理由，在取得有关主管机关证明以后，允许延期履行、部分履行或者不履行合同，并根据情况可部分或全部免予承担违约责任。

1. When Party A or Party B cannot fulfill the agreement for the reason of force majeure, it should inform the other party timely about the reason the agreement cannot be fulfilled fully or partly. After acquiring certificate from related authorities, the party be allowed to delay the performance, conduct partial performance of the agreement or non-performance of the agreement, and according to the situation, may partly or fully be released from the default obligations.

2、前款所称“不可抗力”是指当事人在订立合同时不能预见，对其发生和后果不 能避免，并不能克服的事件，具体范围包括:水灾、火灾、地震、发生战争、政府封锁禁运或罢工等。

2. Said “force majeure” is the events that cannot be expected, the occurrences and results of which is inevitable and cannot be overcome by Parties when entering into this agreement, including but not limited to, flood, fire, earthquake, war, blockade and embargo by government or strike, etc.

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第八条合同期限、合同的解除、终止及变更

Section Eight: Term of Agreement, Release, Termination of and Amendment to the Agreement

1、合同自双方法定代表人或其授权代表签字之日起生效。

1. The agreement shall be effective from the date it is signed by legal representatives or authorized representatives of both parties.

2、对本合同条款的任何变更、修改或增减，须经双方协商同意，并经其授权代表 签署相应的书面文件后发生法律效力。该书面文件应作为本合同的组成部分并与本合同 具有同等效力。

2. Any changes, modification or increase and decrease of clauses in this agreement should be agreed by both parties, and become effective after execution of written documents by their authorized representatives. The written documents should be a component of this agreement and have the same effect of this agreement.

第九条争议的解决

Section Nine: Dispute Resolution

因本合同引起的任何争议均应通过协商解决。如经协商仍不能达成协议，则应提交甲方所在地法院，按照有效的法律程序解决。

Any disputes caused by this agreement should be settled by negotiation. If no agreement can be reached after negotiation, the disputes should be submitted to the court located in Party A’s place, and be resolved according to effective legal procedures.

第十条其它

Section Ten: Miscellaneous

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1、本合同所有附件均为本合同不可分割的组成部分，与合同正文具有同等效 力。如果合同附件对本合同的约定有变更的，以合同附件中的规定为准。

1. All appendixes of this agreement should be indivisible components of this agreement, have the same effect as the contents of this agreement. If the appendixes make any changes to this agreement, the provisions in the appendix shall prevail.

2、本合同一式贰份，甲乙双方各执一份。

2. This agreement is executed in two counterparts, and Party A and Party B respectively has one counterpart.

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甲方：武汉天喻信息产业股份有限公司

Party A: Wuhan Tianyu Information Industry Co., Ltd

授权代表（签字）

Authorized representative (Signature)

盖章：【盖章】

Seal：[Seal]

经办人：

Attention:

日期：

Date:

乙方：深圳前海卓越长天科技有限公司

Party B: Shenzhen Qianhai Exce-card Technology Co., Ltd

授权代表（签字）

Authorized representative (Signature)

盖章：【盖章】

Seal：[Seal]

经办人：

Attention:

日期：

Date:

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